Exhibit 10.1

NOTE MODIFICATION AGREEMENT

This Note Modification Agreement (this “Modification Agreement”) is made and entered into as of this 12th day of March 2025 (“Effective Date”) by and between Meng Truong and Paulina Truong (collectively, “Holders” or “Secured Parties”), Lee Lee Oriental Supermart, LLC (“Issuer”), AZLL LLC (a “Grantor”), and John Jun Xu and Grace Xu (collectively with Grantor, “Guarantors” each a “Guarantor”). Holders, Issuer, Grantor, and the Guarantors are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

A. Holders and Grantor entered into a Stock Purchase Agreement dated April 4, 2024 (the “Stock Purchase Agreement”), whereby Holders sold all of their stock in Lee Lee Oriental Supermart, Inc. (“Original Entity”) to Issuer. In connection with the Stock Purchase Agreement, Original Entity executed a Senior Secured Note Agreement dated April 8, 2024, in the original principal amount of $15,188,032.25 (the “Original Note”) in favor of Holders, as owner and holder of the Note. The Closing Date of the Stock Purchase Agreement was April 8, 2024.

B. Issuer is the successor to Original Entity as a result of the following occurrences. On or about June 10, 2024, Original Entity filed a Statement of Conversion with the Arizona Corporation Commission (“ACC”) whereby it was converted into Lee Lee Oriental Supermart, LLC, an Arizona limited liability company. On or about August 28, 2024, AZLL LLC filed a Statement of Merger with the ACC, pursuant to which Lee Lee Oriental Supermart, LLC merged into AZLL LLC. On or about September 9, 2024, AZLL LLC filed a Statement of Division with the ACC that resulted in the restoration of both AZLL LLC and Lee Lee Oriental Supermart, LLC as legally separate entities.

C. The membership interests in Grantor are owned by Maison Solutions, Inc. (“Parent”).

D. On or about October 21, 2024, the Original Note was amended by the First Amendment to Senior Secured Note Agreement (the “First Note Amendment”) executed by Issuer, Grantor, and Parent and by the Second Amendment to Senior Secured Note Agreement (the “Second Note Amendment”) executed by Issuer and Grantor. The Original Note, as amended by the First Note Amendment and the Second Note Amendment, is referred to herein as the “Note.”

E. On or about April 8, 2024, Grantor and Original Entity executed a Security Agreement (the “Original Security Agreement”). The Original Security Agreement was amended by the First Amendment to Security Agreement (the “First Security Agreement Amendment”) executed by Issuer and Grantor. The Original Security Agreement, as amended by the First Security Agreement Amendment, is referred to herein as the “Security Agreement.”

F. Under the terms of the Security Agreement, payment and performance of the Note is secured by a lien in favor of Holders on the Collateral, as that term is defined in the Security Agreement. Without limiting the breadth or scope of that definition, the Collateral includes, without limitation: (i) all of the issued and outstanding stock of Lee Lee Oriental Supermart, Inc.; (ii) all of the membership interests in Issuer; and (iii) all of Issuer’s and Original Entity’s personal property, including without limitation all inventory, chattel paper, cash accounts, bank accounts, receivables, equipment, rights, leases, profits, insurance proceeds, vehicles, subleases, agreements and general intangibles, whether any of the foregoing was owned or acquired later, all accessions, additions, replacements and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing, all proceeds relating to any of the foregoing (including insurance, general intangibles or other account proceeds, and all fixtures and other items owned by the Issuer or Original Entity of any kind.

G. Holders’ lien on the Collateral was perfected by the filing of the following financing statements with the Arizona Secretary of State (collectively, as amended by any and all UCC-3 amendments, the “Financing Statements”):

i.	File No. 2024-003-8771-7;

ii.	File No. 2024-003-8772-9;

iii.	File No. 2024-002-2461-8;

iv.	File No. 2024-002-2462-5;

v.	File No. 2024-002-3132-1; and

vi.	File No. 2024-003-8770-1.

H. John Jun Xu and Grace Xu (the “Xus”) executed a Guarantee of Note by John Jun Xu and Grace Xu dated April 8, 2024 (the “Original Xu Guarantee”). On or about October 21, 2024, the Xus executed a First Amendment to Guaranty of Note by John Jun Xu and Grace Xu (the “First Guarantee Amendment”). The Original Xu Guarantee, as amended by the First Guarantee Amendment, is referred to herein as the “Xu Guaranty.”

I. AZLL LLC executed a Guarantee of Note by AZLL LLC dated April 8, 2024 (the “Original AZLL Guarantee”). On or about October 21, 2024, AZLL LLC executed a First Amendment to Guarantee of Note by AZLL LCC (the “First AZLL Guarantee Amendment”). The Original AZLL Guarantee, as amended by the First AZLL Guarantee Amendment, is referred to herein as the “AZLL Guaranty.” The Xu Guaranty and the AZLL Guaranty are referred to herein collectively as the “Guarantees.”

J. As of January 13, 2025, the outstanding principal balance of the Note was $8,603,975.86.

K. The Note, the Security Agreement, and the Guarantees are referred to collectively as the “Loan Documents.”

L. Under the terms of the Note, Issuer was required to make a principal reduction payment of $5,000,000 on January 13, 2025, in addition to its obligation to pay interest accrued through that date. Issuer did not make the required principal payment and informed Holders requested this second modification to the payment schedule as it did not have the ability to make the payment as scheduled. Issuer, Grantor, and Guarantors have acknowledged that, absent the execution of this Modification Agreement, they each would be in default of their respective obligations under the Loan Documents. Issuer, Grantor, and Guarantors have requested that Holders modify the Loan Documents to provide certain accommodations. While under no obligation to do so, Holders are willing to modify the Loan Documents subject to the terms and conditions set forth herein.

M. Parent is currently seeking to close financing transactions with ATW Opportunities Management, LLC and/or its related parties through the execution of (i) a Securities Purchase Agreement, the Initial Note, the Registration Rights Agreement, the Incremental Warrant, the Irrevocable Transfer Agent Instructions, all dated on or about March 12, 2025 and any subsequently executed Other Note(s) (together the “Convertible Financing Documents”) (the “Convertible Financing”); and (ii) an Equity Purchase Agreement and the Registration Rights Agreement, all expected to be executed in March 2025 (together the “Equity Financing Documents”) (the “Equity Financing”).

N. Capitalized terms not defined herein shall have the definition as provided in the Note.

COVENANTS

In consideration of the foregoing Recitals, and for good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the Parties hereby covenant and agree as follows:

1. Incorporation of Recitals. Grantor, Issuer, and Guarantors hereby acknowledge and agree that the Recitals set forth above are true and correct as of the date of this Modification Agreement and said Recitals are hereby incorporated herein to the same extent as if set forth herein in full.

2. Waiver of Defenses. Grantor, Issuer, and Guarantors hereby acknowledge that the indebtedness owed to Holders under the Note remains outstanding and that said indebtedness is just. Issuer acknowledges that it is liable for payment of all indebtedness and performance of all obligations owed to Holders under the Note. Guarantors acknowledge that they are liable as guarantors for payment of all indebtedness and performance of all obligations owed by Issuer to Holders. Grantor acknowledges that the Note is secured by the liens and security interests in the Collateral, as that term is defined in the Security Agreement. To the fullest extent permitted by law, Grantor, Issuer, and Guarantors waive any defenses, offsets, rights of recoupment, and counterclaims, including any applicable statutes of limitation, pertaining in any way to any of the Loan Documents or to Holders’ enforcement of their rights with respect to the Loan Documents.

3. Extended Maturity Date and Revised Payment Schedule. Subject to the timely satisfaction of the conditions precedent set forth herein, the payment schedule set forth in Exhibit “A” to the Note shall be deleted and replaced in its entirety with the payment schedule attached to this Modification Agreement as Exhibit “A.” If not sooner paid, the entire outstanding balance of the Note, inclusive of all principal, interest, and other charges and fees, shall become immediately due and payable on May 11, 2026 (the “Extended Maturity Date”).

4. Documentation Fee. Upon execution of this Modification Agreement, and as a condition precedent to the effectiveness of this Modification Agreement, Issuer shall pay to Holders a documentation fee in the amount of THIRTY-FIVE THOUSAND AND 00/100 United States Dollars ($35,000.00).

5. Extension Fee. As an inducement to the Holders for this second payment extension and other accommodations provided to the Issuer in this Modification Agreement, Issuer agrees that additional interest shall accrue on the outstanding principal balance of the Note as of January 15, 2025 at the annual rate of eight percent (8%) (the “Extension Fee”). The Extension Fee shall be in addition to all other interest provided for under the Note and shall begin to accrue on January 15, 2025. The Extension Fee shall become immediately due and payable, and shall be added to the then-outstanding principal balance of the Note, on the earliest of: (1) the Extended Maturity Date; or (ii) immediately upon the occurrence of any Event of Default under any of the Loan Documents or of this Modification Agreement. Notwithstanding the foregoing, if Issuer pays the full outstanding balance of the Note on or before the Extended Maturity Date, and Grantor, Issuer and Guarantors do not otherwise materially breach any of the terms of the Loan Documents or this Modification Agreement, Holders will waive and forgive the payment of the Extension Fee on the Extended Maturity Date.

6. Addition of Guaranty Premiums to Principal. In the event that Holders becomes entitled to any of the Guaranty Premiums provided for under Section 3.2 of the Stock Purchase Agreement and 1.13 of the Note, the amount of each Guaranty Premium shall be added to the outstanding Principal Amount of the Note as of the date Issuer’s liability for payment of the Guaranty Premium becomes fixed and shall accrue interest at the rate set forth in the Note until paid in full. For example, and for illustrative purposes only, if the Truong Releases are not obtained for the Chandler Lease and/or the Peoria Lease by October 8, 2025 (18 months from the Closing Date), then on October 9, 2025, the sum of $50,000 shall be added to the then-outstanding Principal Amount of the Note.

7. Additional Events of Default. In addition to any of the Events of Default specified in any of the Loan Documents, it shall be an Event of Default under each of the Loan Documents if any of the following occur:

7.1. Issuer fails to make any payment when due under the terms of any of the Loan Documents, as modified by this Modification Agreement.

7.2. Any creditor invokes or threatens to invoke a right or remedy provided under PACA or PASA, if such action or threatened action is not resolved to the satisfaction of Holders within such period of time as Holders deem acceptable.

7.3. Issuer fails to materially comply with any other term or provision of this Modification Agreement, or any documents executed in connection therewith.

7.4. Parent incurs any default or event of default under the Convertible Financing Documents or the Equity Financing Documents which is not cured within the allowable time specified under such relevant document.

7.5. An Amortization Event as defined in the Convertible Financing Documents occurs. and/or

7.6. Parent fails to pay to Holders within two business days of receipt an amount equal to a minimum of sixty percent (60%) of (i) all net proceeds received by the Parent pursuant to the Convertible Financing Documents which is equal to the Purchase Price less Transaction Expenses both as defined therein, specifically excluding the initial closing convertible note issuance proceeds (the “Convertible Net Proceeds”); and (ii) all net proceeds received by the Parent pursuant to the Equity Financing Documents which is equal to the Purchase Price less Transaction Expenses as defined therein (the “Equity Net Proceeds”) and (iii) any other financing transaction of the Parent.

8. Additional Default Remedies. In addition to all other remedies that Holder may exercise upon the occurrence of an Event Default specified in the Loan Documents, the Parties agree that upon the occurrence of any Event of Default, including without limitation any failure to pay the outstanding balance of the Note on the Extended Maturity Date, Holders shall be entitled to the immediate appointment of a receiver for all or any part of the Collateral, whether such receivership is incidental to the proposed sale of the Collateral, pursuant to the Uniform Commercial Code or otherwise. Issuer, Grantor and Guarantors hereby: (a) consent to the appointment of such a receiver without notice or bond, or with only a nominal bond, to the full extent permitted by applicable statute or law; and (b) waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by the Holders. Nothing herein is to be construed to deprive Holders of any other right, remedy, or privilege the Holders may have under law or at equity to have a receiver appointed, provided, however, that, the appointment of such receiver shall not impair or in any manner prejudice the rights of the Holders to receive any payments provided for herein. Such receivership shall at the option of the Holders, and shall continue until full payment of all outstanding indebtedness owed to Holders under the Loan Documents unless Holders request termination of the receivership at an earlier date.

9. Grantor and Guarantor Approval of Workout Terms. Grantor and Guarantors hereby consent to the amendment of the Loan Documents as set forth herein and the other matters set forth in this Modification Agreement and expressly ratify, confirm and reaffirm the terms and conditions of the Note, the Security Agreement and the Guaranties, and agree that the Guaranties shall continue and remain in full force and effect and be unimpaired by reason of this Modification Agreement. Guarantors further expressly acknowledge that under the Guaranties, the Guarantors’ consent to the modification of the Loan Documents provided for herein, or any future amendments to any of the Loan Documents, is not necessary to the continued validity of the Guaranties, and the fact that Guarantors have consented to this Modification Agreement shall not modify the terms of the Guaranties to give the Guarantors the right to approve future modifications or waivers of any agreement or obligation subject to the Guaranties, nor to make such approval a condition precedent to the continuing validity and enforceability of the Guaranties.

10. Notification Of Landlord Actions. Issuer shall immediately provide written notification to Holders of any actual or threatened default, lockout or eviction action undertaken by the owner, sublessor or landlord of any of the premises out of which Issuer operates any of its stores or otherwise conducts its business.

11. PACA/PASA Claims.

11.1. Issuer shall immediately provide Holders written notification of any action or threatened action for enforcement of any rights or remedies against Issuer arising under the Perishable Agricultural Commodities Act codified at 7 U.S.C.A. §§ 499a through 499t and any amendments thereto (“PACA”) or the Packers and Stockyards Act codified at 7 U.S.C.A. §§ 181 through 231 and any amendments thereto (“PASA”).

11.2. Issuer shall pay for all purchases of perishable agricultural commodities (as defined in PACA) on or before the date payment comes due under the terms of any agreement between the seller of the perishable agricultural commodities and Issuer or any person or entity purchasing perishable agricultural commodities on Issuer’s behalf.

11.3. Issuer shall pay for all purchases of meat food products, livestock, livestock products, poultry, or poultry products (as those terms are defined in PASA, collectively referred to herein as “PASA Goods”) on or before the date payment comes due under the terms of any agreement between the seller of the PASA Goods and Issuer or any person or entity purchasing PASA Goods on Issuer’s behalf.

12. Paragraph 2 of the Note is replaced in its entirety with the following as of the date hereof:

“2. Interest. The Note shall accrue interest on the outstanding Principal Amount at the annual rate of twelve percent (12%) as of the date of February 24, 2025. The accrued interest shall be payable with each scheduled principal payment in Exhibit A and shall be calculated as follows: Outstanding Principal Amount after the last principal payment * ((the annual interest rate /365) * the number of days since the last principal payment). Any payment made shall first be applied to accrued interest, fees or other amounts due under the Note and then to the Principal Amount. Payment shall be made via ACH or wire transfer.”

13. Financial Reporting and Access. Issuer and Parent shall continue to provide Holders access to view all of Issuer’s bank account records, physical and electronic bookkeeping and accounting records (e.g., QuickBooks), point of sale software, contracts, engagement letters, the Financing documentation and term sheets or any such other information pertaining to Issuer’s financial condition that Holders request access to.

14. No Changes in Ownership. There will be no change in ownership of any of the membership interests of Issuer which are acknowledged as Collateral of the Holders.

15. No New Debt or Encumbrances Without Holders Approval. Absent Holders’ prior, express written authorization, Issuer shall not: (i) pay or incur any indebtedness outside the ordinary course of business; or (b) grant, permit or suffer the attachment of any liens or security interests in or to any Collateral; or (c) enter into any single or series of contracts, agreements or commitments requiring cumulative payments in excess of $10,000.00,

16. Distributions and Transactions with Related Partes. Issuer affirms and acknowledges the covenant included in Paragraph 8(a) of the Note that Issuer shall not make any Distributions to Parent, Grantor, Guarantors or any other related party, company or entity related to the Parent, Grantor or Guarantors through any direct or indirect ownership or control or any other financial arrangement (together, the “Related Parties”). For avoidance of doubt, pursuant to Paragraph 8(a) of the Note, Distributions expressly include: (i) the payment by the Issuer of any obligations or expenses of Related Parties to specifically include the legal, accounting or other public company obligations of the Parent; (ii) payment by Issuer to Related Parties for any item, product or service other than for inventory sold to Issuer at fair market value; and/or (iii) any distribution of cash, products, Collateral and/or services to Related Parties by the Issuer.

17. Survival Of Unmodified Terms of Loan Documents. Except as expressly provided herein, the Loan Documents and each of them shall remain in full force and effect and shall not be modified, waived, impaired, released, or otherwise altered by this Loan Modification Agreement. This Modification Agreement shall not operate to release or impair any security, right, power, interest, or remedy of the Holders except to the extent expressly set forth herein.

17.1. Notwithstanding anything set forth herein to the contrary, Holders shall not be required to provide any advance notification or opportunity to cure prior to seeking any provisional remedy, injunction, or other form of equitable relief from a court of competent jurisdiction, if in the sole and absolute discretion of Holders such action is necessary to protect its interest in any of the Collateral or to otherwise preserve its ability to collect the outstanding balance of the Note.

17.2. Effect of an Event of Default. If any Event of Default shall occur, except where otherwise provided in this Modification Agreement or any of the Loan Documents, all commitments and obligations of Holders under this Modification Agreement, or the Loan Documents or any other agreement with Issuer or Guarantors shall immediately terminate and, at Holders’ option, Holders may declare the entire unpaid principal amount of the Note, together with all accrued unpaid interest, late charges, Extension Fee and other costs, immediately due and payable, at which time Issuer shall pay that amount, except that in the case of an Event of Default as provided in 9(f) of the Note, such acceleration shall be automatic and not optional. No waiver by Holders of any of its rights or remedies hereunder or under any other document evidencing or securing the Notes, or other indebtedness, or otherwise shall be considered a waiver of any other prior or subsequent right or remedy of Holders; no delay or omission in the exercise or enforcement by Holders of any rights or remedies shall ever by construed as a waiver of any right or remedy of Holders. Except as may be prohibited by applicable law, all of Holders’ rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Holders to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Issuer shall not affect Holders’ right to declare an Event of Default and to exercise its rights and remedies.

18. Issuer’s Representations and Warranties. Issuer and Parent represent and warrant to Holders, with the express understanding that, but for the truth of such representations and warranties, Holders would not enter into this Modification Agreement, which representations, warranties and covenants shall continue in full force and effect until the final payment, satisfaction and discharge of all obligations of Issuer under this Modification Agreement and under each of the Loan Documents, that:

18.1. Loan Documents Accuracy. Issuer affirms to Holders the accuracy of each and every representation and warranty contained in the existing Loan Documents as of the date made.

18.2. Authorization. This Modification Agreement, and any instrument or agreement required hereunder, are within Issuer’s power to execute and perform.

18.3. Enforceable Loan Documents/No Conflicts. The Loan Documents are legal, valid and binding agreements of Issuer, enforceable in accordance with their respective terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable. This Modification Agreement does not conflict with any law, agreement, or obligation by which Issuer is now or may become bound.

18.4. Financial and Other Information. All financial and other information that has been supplied to Holders by Issuer, as of the Effective Date, and any future information that will be supplied to Holders is and shall be sufficiently complete to give Holders accurate knowledge of the financial condition of Issuer.

18.5. Collection and Enforcement Fees. Issuer shall pay to Holders any and all costs and fees incurred by Holders from and after the Effective Date in connection with the enforcement or collection of this Modification Agreement and the Loan Documents and any other document executed in connection herewith, including without limitation Holders’ reasonable attorneys’ fees.

18.6. Release of Holders. In consideration of the agreements, modifications, and forbearance of Holders set forth in this Modification Agreement, Grantor, Issuer and Guarantors, on behalf of themselves and each of their respective successors and assigns (individually and collectively, the “Releasors”), hereby fully release, remise, and forever discharge Holders, their predecessors, and all past and present agents, employees, servants, partners, attorneys and insurers, and all of their respective heirs, personal representatives, predecessors, successors and assigns, for, from, and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder, that the Releasors, or any one or more of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, or in any way connected with or resulting from, the Loan Documents, or the transactions contemplated thereby or the negotiation, preparation and execution of this Modification Agreement. Nothing in this release provision shall be deemed or construed as an admission of liability by Holders.

18.7. No Future Obligations. Holders have no obligation to make any additional loan or extension of credit to or for the benefit of Issuer.

18.8. Interest and Other Charges. All interest or other fees or charges heretofore contracted for, imposed, accrued or collected by Holders under the Loan Documents through the date hereof, and the method of computing the same, were and are proper and agreed to by Issuer and were properly computed and collected.

18.9. Opportunity To Consult with Counsel. Issuer, the Guarantors and Grantor are represented by legal counsel of their choice, or have voluntarily chosen not to seek the advice of counsel, are fully aware of the terms contained in this Modification Agreement, and have voluntarily and without coercion or duress of any kind entered into this Modification Agreement and the documents executed in connection with this Modification Agreement.

18.10. No Avoidable Preference. Issuer, Grantor and Guarantors have not entered into this transaction to provide preferential treatment to the Holders or any other creditor of Issuer in anticipation of seeking relief under the Bankruptcy Code.

18.11. Continuing Validity. The continued validity in all respects of all representations and warranties made in this Modification Agreement, all other Loan Documents and any other documents delivered by Issuer the Guarantors and/or Grantor in connection with this Modification Agreement will be a condition precedent to the Holders’ obligations created by this Modification Agreement. If any of such representations and warranties are not correct at the time such representation and warranty was made or as of the Effective Date, or if Issuer, the Guarantors or Grantor fail to perform any action required by the terms of this Modification Agreement, on written notice from Issuer, Guarantors and/or Grantor on or prior to the Closing Date, the Holders’ obligations created by Holders under this Modification Agreement will become null and void. All representations and warranties contained in this Modification Agreement, the other Loan Documents and any other documents delivered by Issuer, the Guarantors and/or Grantor in connection with this Modification Agreement will be deemed remade as of the Closing Date and will survive the Closing Date.

19. Miscellaneous.

19.1. No Third Parties Benefited. This Modification Agreement is made and entered into for the sole protection and benefit of Holders and Issuer, and their permitted successors and assigns.

19.2. Holders Relationship. Holders and Issuer have at all times since the inception of the Loan Documents dealt with each other at arm’s length, as Holders and Issuer with the exception of post-Closing Date employment of Holders as agreed to and required under the SPA. No other relationship, express or implied, has existed or is created by this Modification Agreement.

19.3. Integration. The Loan Documents, including this Modification Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the Parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the Parties. If there is any conflict between the terms, conditions and provisions of this Modification Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Modification Agreement shall prevail. No modification of this Modification Agreement or the other Loan Documents shall be effective unless in writing and signed by the applicable Parties to be bound thereby.

19.4. Negotiated Agreement. This Modification Agreement is the result of negotiations between the Parties. No Party to this Modification Agreement has acted under any duress or compulsion, whether legal, economic or otherwise. Terms and provisions of this Modification Agreement (not otherwise specifically defined in this Modification Agreement or the Loan Documents) shall be construed in accordance with their usual and customary meanings. The Parties hereby waive the application of any rule of law that otherwise would be applicable in connection with the construction of this Modification Agreement that ambiguous or conflicting terms or provisions should be construed against the Party who (or whose attorney) prepared the executed Modification Agreement or any earlier draft of the same.

19.5. Counterparts. This Modification Agreement and any attached consents or exhibits requiring signatures may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

19.6. Invalidity. If any court of competent jurisdiction determines any provision of this Modification Agreement to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.

19.7. Governing Law; Choice of Forum. This Modification Agreement has been executed, delivered and accepted by Holders in the State of Arizona, and the substantive laws of Arizona and the applicable federal laws of the United States shall govern the validity, construction, enforcement and interpretation of this Modification Agreement and all of the Loan Documents, except as otherwise may be provided for in the respective Loan Documents. Any suit, action or proceeding against Issuer with respect to this Modification Agreement or any of the Loan Documents may be brought in the courts of Maricopa County, Arizona, or in the United States courts located in Maricopa County, Arizona as Holders in their sole and absolute discretion may elect and Issuer hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Issuer hereby irrevocably waives any objections which Issuer may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Modification Agreement or any of the Loan Documents brought in the courts located in Maricopa County, Arizona, and herby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

19.8. Successors and Assigns. This Modification Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns; provided, however, Issuer may not transfer Issuer’s rights under this Modification Agreement or the Loan Documents without the prior written consent of Holders. Holders may transfer their rights under the Loan Documents without Issuer’s consent at any time.

19.9. Construction. As used herein, the word “include(s) means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

19.10. Time is of the Essence. Time is strictly of the essence of this Modification Agreement.

19.11. Headings. Section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Modification Agreement.

19.12. Further Performance. Grantor, Issuer and Guarantors, whenever and as often as it shall be requested by Holders, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such further instruments and documents and to do any and all things as may be reasonably requested in order to carry out the intent and purpose of this Modification Agreement.

19.13. No Waiver. No failure to exercise and no delay in exercising any right, power or remedy hereunder or any Loan Document shall impair any right, power or remedy that Holders may have now or in the future, nor shall such delay be construed to be a waiver of any of such rights, powers or remedies. No waiver of any breach or default of Issuer or Guarantors shall be a waiver of any other breach or default or any breach or default subsequently or previously occurring. Holders shall not be deemed to have waived any right, power or remedy except in writing signed by an officer of Holders expressly stating that it is a waiver of a right, power or remedy.

19.14. No Consent. Except as specifically provided in this Modification Agreement, no express or implied consent to any further modifications involving any of the matters set forth in this Modification Agreement or otherwise shall be inferred or implied by Holders’ execution of this Modification Agreement or any other action of Holders. Holders’ execution of this Modification Agreement shall not constitute a waiver, either express or implied, of the requirement that any further modification of the Notes or of the Loan Documents shall require the express written approval of Holders.

19.15. Cumulative Remedies. The rights and remedies of Holders under this Modification Agreement are cumulative and not exclusive of any rights or remedies that Holders would otherwise have, and may be pursued at any time and from time to time in such order as Holders shall determine in its sole discretion.

19.16. Notices. After the execution of this Modification Agreement all notices required or provided for under this Modification Agreement, the Loan Documents shall be in writing and delivered personally, by email, facsimile, or by first class mail. Subject to change by a notice from the party to be charged with such notice, notices shall be addressed to the parties at their respective addresses as set forth below. All notices, if delivered personally, will be deemed to be given as of deposit in the United States mails, unless otherwise provided herein.

If to Parent, Grantor, Issuer, or Guarantors:	Maison Solutions, Inc. c/o John Jun Xu HKGF Supermarket 127 N. Garfield Avenue Monterey Park, CA 91754 john@maisonsolutions.com

If to Holders:	Meng and Paulina Truong 2747 W. Harrison Place Chandler, AZ 85224 truongpaulina@yahoo.com with a copy to:

Bradley D. Pack
Engelman Berger, P.C.
2800 N. Central Avenue, Suite 1200
Phoenix, AZ 85004
bdp@eblawyers.com

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20. Jury Waiver. THE PARTIES EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES HEREBY KNOWINGLY, ABSOLUTELY, IRREVOCABLY, VOLUNTARILY AND WITHOUT COERCION WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THE LOAN DOCUMENTS, THIS MODIFICATION AGREEMENT AND ANY AND ALL OTHER AGREEMENTS OR DEALINGS AMONG THE PARTIES.

IN WITNESS WHEREOF, the Parties have executed this Modification Agreement as of this date of March 12, 2025.

HOLDERS:

/s/ Meng Truong	/s/ Paulina Truong
Meng Truong	Paulina Truong

ISSUER:

/s/ John Jun Xu
Lee Lee Oriental Supermart, LLC.
Lee Lee Oriental Supermart, Inc.
John Jun Xu
Its: President

GRANTOR:

/s/ John Jun Xu
AZLL LLC.
John Jun Xu
Its: President

GUARANTORS:

/s/ John Jun Xu
AZLL LLC
John Jun Xu
Its: President

/s/ John Jun Xu	/s/ Grace Xu
John Jun Xu	Grace Xu

PARENT:

/s/ John Jun Xu
Maison Solutions, Inc.
John Jun Xu
Its: Chief Executive Officer

EXHIBIT A

Revised Note Payment Schedule

REVISED NOTE PAYMENT SCHEDULE: January 13, 2025

SCHEDULE 1: Requried Principal Payments under the Note

	Total Note:	15,188,032.25	12%			8%

		Principal	Estimated	Total Est	Estimated Outstanding	Estimated
Week	Date	Payment	Interest	Payment	Principal	Extension Fee
		2,500,000.00
		2,500,000.00			10,188,032.25
	9/8/2024				10,188,032.25
	9/23/2024	50,000.00	-		10,138,032.25
	9/28/2024	100,000.00			10,038,032.25
	10/8/2024	25,000.00			10,013,032.25
	10/8/2024	-	83,250.95	83,250.95	10,013,032.25
	10/14/2024	25,000.00	16,459.78	41,459.78	9,988,032.25
	10/21/2024	25,000.00	19,155.13	44,155.13	9,963,032.25
	10/28/2024	74,999.90	19,107.19	94,107.09	9,888,032.35
	11/4/2024	30,000.00	18,963.35	48,963.35	9,858,032.34
	11/12/2024	90,000.00	21,606.65	111,606.65	9,768,032.34
	11/18/2024	41,971.48	16,057.04	58,028.52	9,726,060.86
	11/19/2024	55,322.75	2,664.67	57,987.42	9,670,738.11
	11/25/2024	52,644.33	15,897.10	68,541.43	9,618,093.79
	12/2/2024	42,094.65	18,445.66	60,540.31	9,575,999.14
	12/3/2024	30,240.58	2,623.56	32,864.14	9,545,758.56
	12/6/2024	27,639.29	7,845.83	35,485.12	9,518,119.27
	12/10/2024	22,392.22	10,430.82	32,823.04	9,495,727.04
	12/16/2024	19,793.91	15,609.41	35,403.32	9,475,933.14
	12/17/2024	55,185.79	2,596.15	57,781.94	9,420,747.34
	12/20/2024	52,578.05	7,743.08	60,321.13	9,368,169.29
	12/23/2024	75,040.98	7,699.87	82,740.85	9,293,128.31
	12/31/2024	62,187.42	20,368.50	82,555.92	9,230,940.89
	1/1/2025	174,960.07	2,529.02	177,489.09	9,055,980.82
	1/4/2025	174,907.17	7,443.27	182,350.44	8,881,073.66
	1/7/2025	99,907.09	7,299.51	107,206.60	8,781,166.57
	1/10/2025	77,281.81	7,217.40	84,499.21	8,703,884.76
	1/13/2025	99,908.89	7,153.88	107,062.77	8,603,975.86
	1/17/2025	50,000.00	9,429.01	59,429.01	8,553,975.87
	1/21/2025	50,000.00	9,374.22	59,374.22	8,503,975.87	7,543.21
1	1/24/2025	50,000.00	6,989.57	56,989.57	8,453,975.87	5,591.66
2	1/27/2025	50,000.00	6,948.47	56,948.47	8,403,975.87	5,558.78
3	1/29/2025	50,000.00	4,604.92	54,604.92	8,353,975.87	3,683.93
4	2/3/2025	37,448.63	11,443.80	48,892.43	8,316,527.24	9,155.04
5	2/10/2025	37,499.91	15,949.50	53,449.41	8,279,027.34	12,759.60
6	2/11/2025	37,499.98	2,268.23	39,768.21	8,241,527.35	1,814.58
7	2/13/2025	37,499.97	4,515.91	42,015.88	8,204,027.38	3,612.72
8	2/14/2025	49,999.98	2,247.68	52,247.66	8,154,027.40	1,798.14
9	2/18/2025	49,999.94	8,935.92	58,935.86	8,104,027.46	7,148.74
10	2/21/2025	75,000.00	6,660.84	81,660.84	8,029,027.46	5,361.55
11	2/24/2025	75,000.00	6,599.20	81,599.20	7,954,027.46	5,279.36
12	3/3/2025	-		-	7,954,027.46	12,203.44
13	3/10/2025	80,000.00	36,610.32	116,610.32	7,874,027.46	24,406.88
14	3/13/2025	1,750,000.00	-	1,750,000.00	6,124,027.46	5,177.44
15	3/17/2025	60,000.00	14,093.65	74,093.65	6,064,027.46	9,395.77
16	3/24/2025	60,000.00	13,955.57	73,955.57	6,004,027.46	9,303.71
17	3/31/2025	60,000.00	13,817.49	73,817.49	5,944,027.46	9,211.66
18	4/7/2025	60,000.00	13,679.41	73,679.41	5,884,027.46	9,119.60
19	4/14/2025	60,000.00	13,541.32	73,541.32	5,824,027.46	9,027.55
20	4/21/2025	60,000.00	13,403.24	73,403.24	5,764,027.46	8,935.49
21	4/28/2025	60,000.00	13,265.16	73,265.16	5,704,027.46	8,843.44
22	5/5/2025	60,000.00	13,127.08	73,127.08	5,644,027.46	8,751.38
23	5/12/2025	60,000.00	12,988.99	72,988.99	5,584,027.46	8,659.33
24	5/19/2025	60,000.00	12,850.91	72,850.91	5,524,027.46	8,567.28
25	5/26/2025	60,000.00	12,712.83	72,712.83	5,464,027.46	8,475.22

REVISED NOTE PAYMENT SCHEDULE: January 13, 2025

SCHEDULE 1: Requried Principal Payments under the Note

	Total Note:	15,188,032.25	12%			8%

		Principal	Estimated	Total Est	Estimated Outstanding	Estimated
Week	Date	Payment	Interest	Payment	Principal	Extension Fee
26	6/2/2025	60,000.00	12,574.75	72,574.75	5,404,027.46	8,383.17
27	6/9/2025	60,000.00	12,436.67	72,436.67	5,344,027.46	8,291.11
28	6/16/2025	60,000.00	12,298.58	72,298.58	5,284,027.46	8,199.06
29	6/23/2025	60,000.00	12,160.50	72,160.50	5,224,027.46	8,107.00
30	6/30/2025	60,000.00	12,022.42	72,022.42	5,164,027.46	8,014.95
31	7/7/2025	60,000.00	11,884.34	71,884.34	5,104,027.46	7,922.89
32	7/7/2025		-	-	5,104,027.46	-
33	7/14/2025	60,000.00	11,746.25	71,746.25	5,044,027.46	7,830.84
34	7/21/2025	60,000.00	11,608.17	71,608.17	4,984,027.46	7,738.78
35	7/28/2025	60,000.00	11,470.09	71,470.09	4,924,027.46	7,646.73
36	8/4/2025	60,000.00	11,332.01	71,332.01	4,864,027.46	7,554.67
37	8/11/2025	60,000.00	11,193.93	71,193.93	4,804,027.46	7,462.62
38	8/11/2025		-	-	4,804,027.46	-
39	8/18/2025	60,000.00	11,055.84	71,055.84	4,744,027.46	7,370.56
40	8/25/2025	60,000.00	10,917.76	70,917.76	4,684,027.46	7,278.51
41	9/1/2025	60,000.00	10,779.68	70,779.68	4,624,027.46	7,186.45
42	9/8/2025	60,000.00	10,641.60	70,641.60	4,564,027.46	7,094.40
43	9/15/2025	35,000.00	10,503.52	45,503.52	4,529,027.46	7,002.34
44	9/15/2025	-	-	-	4,529,027.46	-
45	9/22/2025	35,000.00	10,422.97	45,422.97	4,494,027.46	6,948.64
46	9/29/2025	35,000.00	10,342.42	45,342.42	4,459,027.46	6,894.95
47	10/6/2025	35,000.00	10,261.87	45,261.87	4,424,027.46	6,841.25
48	10/13/2025	35,000.00	10,181.32	45,181.32	4,389,027.46	6,787.55
49	10/13/2025	-	-	-	4,389,027.46	-
50	10/20/2025	35,000.00	10,100.78	45,100.78	4,354,027.46	6,733.85
51	10/27/2025	35,000.00	10,020.23	45,020.23	4,319,027.46	6,680.15
52	11/3/2025	35,000.00	9,939.68	44,939.68	4,284,027.46	6,626.45
53	11/10/2025	35,000.00	9,859.13	44,859.13	4,249,027.46	6,572.75
54	11/17/2025	35,000.00	9,778.58	44,778.58	4,214,027.46	6,519.06
55	11/17/2025		-	-	4,214,027.46	-
56	11/24/2025	35,000.00	9,698.04	44,698.04	4,179,027.46	6,465.36
57	12/1/2025	35,000.00	9,617.49	44,617.49	4,144,027.46	6,411.66
58	12/8/2025	35,000.00	9,536.94	44,536.94	4,109,027.46	6,357.96
59	12/15/2025	35,000.00	9,456.39	44,456.39	4,074,027.46	6,304.26
60	12/22/2025	35,000.00	9,375.84	44,375.84	4,039,027.46	6,250.56
61	12/29/2025	30,000.00	9,295.30	39,295.30	4,009,027.46	6,196.86
62	1/5/2026	30,000.00	9,226.25	39,226.25	3,979,027.46	6,150.84
63	1/12/2026	30,000.00	9,157.21	39,157.21	3,949,027.46	6,104.81
64	1/19/2026	30,000.00	9,088.17	39,088.17	3,919,027.46	6,058.78
65	1/26/2026	30,000.00	9,019.13	39,019.13	3,889,027.46	6,012.75
66	2/2/2026	24,200.00	8,950.09	33,150.09	3,864,827.46	5,966.73
67	2/9/2026	25,000.00	8,894.40	33,894.40	3,839,827.46	5,929.60
68	2/16/2026	25,000.00	8,836.86	33,836.86	3,814,827.46	5,891.24
69	2/23/2026	20,000.00	8,779.33	28,779.33	3,794,827.46	5,852.89
70	3/2/2026	20,000.00	8,733.30	28,733.30	3,774,827.46	5,822.20
71	3/9/2026	377,482.75	8,687.27	386,170.02	3,397,344.72	5,791.52
72	3/16/2026	377,482.75	7,818.55	385,301.29	3,019,861.97	5,212.36
73	3/23/2026	377,482.75	6,949.82	384,432.57	2,642,379.22	4,633.21
74	3/30/2026	377,482.75	6,081.09	383,563.84	2,264,896.48	4,054.06
75	4/6/2026	377,482.75	5,212.36	382,695.11	1,887,413.73	3,474.91
76	4/13/2026	377,482.75	4,343.64	381,826.38	1,509,930.98	2,895.76
77	4/20/2026	377,482.75	3,474.91	380,957.66	1,132,448.24	2,316.61
78	4/27/2026	377,482.75	2,606.18	380,088.93	754,965.49	1,737.45
79	5/4/2026	377,482.75	1,737.45	379,220.20	377,482.75	1,158.30
80	5/11/2026	377,482.75	868.73	378,351.47	-	579.15
	TOTAL	15,188,032.25				516,704.08

REVISED NOTE PAYMENT SCHEDULE: January 13, 2025

SCHEDULE 2: Required and anticipated principal payments under Paragraph 7.6 of this Modification Agreement

	Total Note:	15,188,032.25	12%			8%

		Principal	Estimated	Total Est	Estimated Outstanding	Estimated
Week	Date	Payment	Interest	Payment	Principal	Extension Fee
		2,500,000.00	-	-	-	-
		2,500,000.00	-	-	10,188,032.25	-
	9/8/2024	-	-	-	10,188,032.25	-
	9/23/2024	50,000.00	-	-	10,138,032.25	-
	9/28/2024	100,000.00	-	-	10,038,032.25	-
	10/8/2024	25,000.00	-	-	10,013,032.25	-
	10/8/2024	-	83,250.95	83,250.95	10,013,032.25	-
	10/14/2024	25,000.00	16,459.78	41,459.78	9,988,032.25	-
	10/21/2024	25,000.00	19,155.13	44,155.13	9,963,032.25	-
	10/28/2024	74,999.90	19,107.19	94,107.09	9,888,032.35	-
	11/4/2024	30,000.00	18,963.35	48,963.35	9,858,032.34	-
	11/12/2024	90,000.00	21,606.65	111,606.65	9,768,032.34	-
	11/18/2024	41,971.48	16,057.04	58,028.52	9,726,060.86	-
	11/19/2024	55,322.75	2,664.67	57,987.42	9,670,738.11	-
	11/25/2024	52,644.33	15,897.10	68,541.43	9,618,093.79	-
	12/2/2024	42,094.65	18,445.66	60,540.31	9,575,999.14	-
	12/3/2024	30,240.58	2,623.56	32,864.14	9,545,758.56	-
	12/6/2024	27,639.29	7,845.83	35,485.12	9,518,119.27	-
	12/10/2024	22,392.22	10,430.82	32,823.04	9,495,727.04	-
	12/16/2024	19,793.91	15,609.41	35,403.32	9,475,933.14	-
	12/17/2024	55,185.79	2,596.15	57,781.94	9,420,747.34	-
	12/20/2024	52,578.05	7,743.08	60,321.13	9,368,169.29	-
	12/23/2024	75,040.98	7,699.87	82,740.85	9,293,128.31	-
	12/31/2024	62,187.42	20,368.50	82,555.92	9,230,940.89	-
	1/1/2025	174,960.07	2,529.02	177,489.09	9,055,980.82	-
	1/4/2025	174,907.17	7,443.27	182,350.44	8,881,073.66	-
	1/7/2025	99,907.09	7,299.51	107,206.60	8,781,166.57	-
	1/10/2025	77,281.81	7,217.40	84,499.21	8,703,884.76	-
	1/13/2025	99,908.89	7,153.88	107,062.77	8,603,975.86	-
	1/17/2025	50,000.00	9,429.01	59,429.01	8,553,975.87	-
	1/21/2025	50,000.00	9,374.22	59,374.22	8,503,975.87	7,543.21
1	1/24/2025	50,000.00	6,989.57	56,989.57	8,453,975.87	5,591.66
2	1/27/2025	50,000.00	6,948.47	56,948.47	8,403,975.87	5,558.78
3	1/29/2025	50,000.00	4,604.92	54,604.92	8,353,975.87	3,683.93
4	2/3/2025	37,448.63	11,443.80	48,892.43	8,316,527.24	9,155.04
5	2/10/2025	37,499.91	15,949.50	53,449.41	8,279,027.34	12,759.60
6	2/11/2025	37,499.98	2,268.23	39,768.21	8,241,527.35	1,814.58
7	2/13/2025	37,499.97	4,515.91	42,015.88	8,204,027.38	3,612.72
8	2/14/2025	49,999.98	2,247.68	52,247.66	8,154,027.40	1,798.14
9	2/18/2025	49,999.94	8,935.92	58,935.86	8,104,027.46	7,148.74
10	2/21/2025	75,000.00	6,660.84	81,660.84	8,029,027.46	5,361.55
11	2/24/2025	75,000.00	6,599.20	81,599.20	7,954,027.46	5,279.36
12	3/3/2025	-		-	7,954,027.46	12,203.44
13	3/10/2025	80,000.00	36,610.32	116,610.32	7,874,027.46	24,406.88
14	3/13/2025	1,750,000.00		1,750,000.00	6,124,027.46	5,177.44
15	3/17/2025	60,000.00	14,093.65	74,093.65	6,064,027.46	9,395.77
16	3/24/2025	60,000.00	13,955.57	73,955.57	6,004,027.46	9,303.71
17	3/31/2025	60,000.00	13,817.49	73,817.49	5,944,027.46	9,211.66
18	4/7/2025	60,000.00	13,679.41	73,679.41	5,884,027.46	9,119.60
19	4/14/2025	60,000.00	13,541.32	73,541.32	5,824,027.46	9,027.55
20	4/21/2025	60,000.00	13,403.24	73,403.24	5,764,027.46	8,935.49
21	4/28/2025	60,000.00	13,265.16	73,265.16	5,704,027.46	8,843.44
22	5/5/2025	60,000.00	13,127.08	73,127.08	5,644,027.46	8,751.38
23	5/12/2025	60,000.00	12,988.99	72,988.99	5,584,027.46	8,659.33
24	5/19/2025	60,000.00	12,850.91	72,850.91	5,524,027.46	8,567.28
25	5/26/2025	60,000.00	12,712.83	72,712.83	5,464,027.46	8,475.22
26	6/2/2025	60,000.00	12,574.75	72,574.75	5,404,027.46	8,383.17
27	6/9/2025	60,000.00	12,436.67	72,436.67	5,344,027.46	8,291.11

REVISED NOTE PAYMENT SCHEDULE: January 13, 2025

SCHEDULE 2: Required and anticipated principal payments under Paragraph 7.6 of this Modification Agreement

		Total Note:	15,188,032.25	12%			8%

			Principal	Estimated	Total Est	Estimated Outstanding	Estimated
	Week	Date	Payment	Interest	Payment	Principal	Extension Fee
	28	6/16/2025	60,000.00	12,298.58	72,298.58	5,284,027.46	8,199.06
	29	6/23/2025	60,000.00	12,160.50	72,160.50	5,224,027.46	8,107.00
	30	6/30/2025	60,000.00	12,022.42	72,022.42	5,164,027.46	8,014.95
	31	7/7/2025	60,000.00	11,884.34	71,884.34	5,104,027.46	7,922.89
XX	32	7/7/2025	750,000.00	-	750,000.00	4,354,027.46	-
	33	7/14/2025	60,000.00	10,020.23	70,020.23	4,294,027.46	6,680.15
	34	7/21/2025	60,000.00	9,882.15	69,882.15	4,234,027.46	6,588.10
	35	7/28/2025	60,000.00	9,744.06	69,744.06	4,174,027.46	6,496.04
	36	8/4/2025	60,000.00	9,605.98	69,605.98	4,114,027.46	6,403.99
	37	8/11/2025	60,000.00	9,467.90	69,467.90	4,054,027.46	6,311.93
XX	38	8/11/2025	750,000.00	-	750,000.00	3,304,027.46	-
	39	8/18/2025	60,000.00	7,603.79	67,603.79	3,244,027.46	5,069.19
	40	8/25/2025	60,000.00	7,465.71	67,465.71	3,184,027.46	4,977.14
	41	9/1/2025	60,000.00	7,327.62	67,327.62	3,124,027.46	4,885.08
	42	9/8/2025	60,000.00	7,189.54	67,189.54	3,064,027.46	4,793.03
	43	9/15/2025	35,000.00	7,051.46	42,051.46	3,029,027.46	4,700.97
XX	44	9/15/2025	750,000.00	-	750,000.00	2,279,027.46	-
	45	9/22/2025	35,000.00	5,244.89	40,244.89	2,244,027.46	3,496.59
	46	9/29/2025	35,000.00	5,164.34	40,164.34	2,209,027.46	3,442.89
	47	10/6/2025	35,000.00	5,083.79	40,083.79	2,174,027.46	3,389.19
	48	10/13/2025	35,000.00	5,003.24	40,003.24	2,139,027.46	3,335.49
XX	49	10/13/2025	750,000.00	-	750,000.00	1,389,027.46	-
	50	10/20/2025	35,000.00	3,196.67	38,196.67	1,354,027.46	2,131.11
	51	10/27/2025	35,000.00	3,116.12	38,116.12	1,319,027.46	2,077.41
	52	11/3/2025	35,000.00	3,035.57	38,035.57	1,284,027.46	2,023.71
	53	11/10/2025	35,000.00	2,955.02	37,955.02	1,249,027.46	1,970.01
	54	11/17/2025	35,000.00	2,874.47	37,874.47	1,214,027.46	1,916.32
XX	55	11/17/2025	750,000.00	-	750,000.00	464,027.46	-
	56	11/24/2025	35,000.00	1,067.90	36,067.90	429,027.46	711.93
	57	12/1/2025	35,000.00	987.35	35,987.35	394,027.46	658.23
	58	12/8/2025	35,000.00	906.80	35,906.80	359,027.46	604.54
	59	12/15/2025	35,000.00	826.25	35,826.25	324,027.46	550.84
	60	12/22/2025	35,000.00	745.71	35,745.71	289,027.46	497.14
	61	12/29/2025	30,000.00	665.16	30,665.16	259,027.46	443.44
	62	1/5/2026	30,000.00	596.12	30,596.12	229,027.46	397.41
	63	1/12/2026	30,000.00	527.08	30,527.08	199,027.46	351.38
	64	1/19/2026	30,000.00	458.04	30,458.04	169,027.46	305.36
	65	1/26/2026	30,000.00	388.99	30,388.99	139,027.46	259.33
	66	2/2/2026	24,200.00	319.95	24,519.95	114,827.46	213.30
	67	2/9/2026	25,000.00	264.26	25,264.26	89,827.46	176.17
	68	2/16/2026	25,000.00	206.73	25,206.73	64,827.46	137.82
	69	2/23/2026	20,000.00	149.19	20,149.19	44,827.46	99.46
	70	3/2/2026	20,000.00	103.16	20,103.16	24,827.46	68.78
	71	3/9/2026	24,827.46	57.14	24,884.60	-	38.09
		TOTAL	15,188,032.25				344,505.28

	63	10/8/2025	* Guaranty Premium Possible
	64	Any	* Extension Premium Possible
	65	4/8/2026	* Guaranty Premium Possible
			-
	66	4/8/2027	* Guaranty Premium Possible
	67	Any	* Guaranty Premium Possible

XX	The noted payments are anticipated payments to be made in accordance with Paragraph 7.6 of this Modification Agreement and may be made earlier or later or in different amounts than illustrated but in compliance with Paragraph 7.6.